Exhibit 99.1

For Immediate Release                    CONTACT:

Investors/Media:                    Investors:     Media:
Blaine Davis                        Jonathan Neely Brian O’Donnell
(484) 216-7158                    (484) 216-6645 (484) 216-6726

Endo Announces Appointment of Dr. Susan Hall as New Chief Scientific Officer
and Global Head of R&D and Quality
Dublin, Ireland, Mar. 7, 2014– Endo International plc (Nasdaq: ENDP) (TSX: ENL) announced today that it had appointed Susan Hall, Ph.D. as executive vice president, chief scientific officer and global head of research & development and quality, effective March 10, 2014. Dr. Hall will be based in Dublin, Ireland at Endo’s new global corporate headquarters.

“We are thrilled that Sue has joined the Endo team as the progression of Endo to a leading specialty healthcare company continues,” said Rajiv De Silva, president and chief executive officer of Endo. “Sue brings over 30 years of extensive multi-disciplinary and international expertise in drug development and life cycle management across a ... broad range of therapeutic areas along with extensive experience in quality. R&D will continue to be a key part of Endo’s future organic growth plans and Sue’s experience and background make her an excellent fit for the role.”

Prior to joining Endo, Dr. Hall served as senior vice president and global head of research and development at Valeant Pharmaceuticals International, Inc. In this position, she led the company's product pipeline and life cycle management activities and also had responsibility for quality compliance. In addition, Dr. Hall has also held various leadership roles in research & development at GlaxoSmithKline including clinical pharmacology, project management, medical affairs, and regulatory affairs.

Exhibit 99.1

Dr. Hall holds a B.S. degree in pharmacology from the University of Leeds (U.K.) and a Ph.D. in Pharmacokinetics from the Department of Pharmacy, University of Manchester (U.K.).

“I am delighted to be joining Endo at this pivotal stage for the company,” said Dr. Hall. “Endo has made significant progress in the transformation of its business over the past 12 months, but there is still much more to accomplish in executing the company’s strategy. I am excited to continue to strengthen the focus within R&D and Quality in order to position the company for continued expansion and growth. I look forward to working with Rajiv and the rest of the Endo team to deliver on our objective of becoming a leading specialty healthcare company.”

About Endo

Endo International plc is a global specialty healthcare company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets, and distributes quality branded pharmaceutical, generic and device products through its operating companies. Endo has global headquarters in Dublin, Ireland and US headquarters in Malvern, PA. Learn more at www.endo.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements.  Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

###